Exhibit 99.1


FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


 CONGOLEUM CORPORATION ANNOUNCES FINANCING EXTENSION, PLAN SUBMISSION SCHEDULE,
                      AND APPOINTMENT OF TWO NEW DIRECTORS


MERCERVILLE, NJ, DECEMBER 21, 2005 - Congoleum Corporation (AMEX: CGM) today made several announcements regarding its financing arrangements, developments with respect to its plan of reorganization, and the appointment of two new directors.

First, Congoleum reported that the Bankruptcy Court approved an amendment to Congoleum's Debtor-in-possession credit facility at a hearing held on December 19, 2005. The amendment extended the maturity of that facility for a year, until December 31, 2006.

Second, Congoleum reported that active negotiations are underway with respect to the terms of a new plan of reorganization, which Congoleum expects to file with the Bankruptcy Court by February 3, 2006. In connection with these negotiations, Congoleum anticipates that the trustee for holders of its 8.625% notes due in August 2008 will ask that a committee of bondholders be formed to negotiate treatment of their claims under the new plan. The Bankruptcy Court has scheduled a hearing on April 13, 2006 to consider the adequacy of the plan disclosure statement.

Roger S. Marcus, Chairman of the Board, commented, "We are pleased that the various parties are engaged in negotiating resolution of the issues that have been obstacles to confirmation of previous plans. It now appears that achieving a consensual plan with the asbestos claimants is going to require concessions on the part of Congoleum's bondholders, as well as concessions on the part of Congoleum's shareholders. While we do not yet know the specific terms, it is clear that the interests of all parties will be best served by a plan that can be confirmed without delay and bring this very expensive process to an end. We hope to achieve that result during the second half of 2006."

Finally, Congoleum reported that Adam H. Slutsky and Jeffrey H. Coats were elected to its Board of Directors effective December 16, 2005. Mr. Slutsky will serve as a Class C director with a term expiring at Congoleum's 2008 annual meeting of shareholders, filling the vacancy created by the retirement of Cyril
C. Baldwin, Jr. last month. Mr. Slutsky is CEO of Mimeo.com, an online document production company. He previously worked for AOL after it acquired Moviefone, an internet ticket company he founded. Mr. Coats will serve in a newly created Class A director position with a term expiring at Congoleum's 2006 annual meeting of shareholders. Mr. Coats is Chief Executive Officer, President and director of Mikronite Technologies Group Inc., an industrial technology company, and also serves as a director of Autobytel Inc. Prior to that, he was a founder and Managing Director of TH Lee Global Internet Managers, L.P. after serving in various positions, including Managing Director, at units of General Electric Capital Corporation. Both Mr. Slutsky and Mr. Coats will serve on the Audit Committee of Congoleum's board.

Mr. Marcus commented, "We consider ourselves very fortunate to have Adam Slutsky and Jeff Coats joining the board at this time. They each bring a wealth of talent and experience to complement that of the existing directors, and I look forward to their contributions as we move the business ahead."

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century. Congoleum is a 55% owned subsidiary of American Biltrite Inc. (AMEX: ABL).

The above news release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements can be identified by the use of the words such as "anticipate," "believe," "estimate," "expect," "intend, " "plan," "project" and other words of similar meaning. In particular, these include statements relating to intentions, beliefs or current expectations concerning, among other things, future performance, results of operations, the outcome of contingencies such as bankruptcy and other legal proceedings, and financial conditions. These statements do not relate strictly to historical or current facts. These forward-looking statements are based on Congoleum's expectations, as of the date of this release, of future events, and Congoleum undertakes no obligation to update any of these forward-looking statements.

Although Congoleum believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Any or all of these statements may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements made in this press release speak only as of the date of such statement. It is not possible to predict or identify all factors that could potentially cause actual results to differ materially from expected and historical results. Factors that could cause actual results to differ from expectations include: (i) the future cost and timing of estimated asbestos liabilities and payments, (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims, (iii) the costs relating to the execution and implementation of any plan of reorganization pursued by Congoleum, (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge, (v) satisfaction of the conditions and obligations under Congoleum's outstanding debt instruments, (vi) the response from time to time of Congoleum's and its controlling shareholder's, American Biltrite Inc.'s, lenders, customers, suppliers and other constituencies to the ongoing process arising from Congoleum's strategy to settle its asbestos liability, (vii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case to obtain and exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms, (viii) timely obtaining sufficient creditor and court approval of any reorganization plan pursued by Congoleum and the Court overruling any objections that may be filed to the plan, (ix) compliance with the United States Bankruptcy Code, including Section 524(g), (x) costs of developments in, and the outcome of insurance coverage litigation pending in New Jersey state court involving Congoleum and certain insurers, (xi) the extent to which Congoleum is able to obtain reimbursement for costs of the coverage litigation, (xii) developments in, and the outcome of, proposed federal legislation that, if adopted, would establish a national trust to provide compensation to victims of asbestos-related injuries that would be funded by assessments against companies with asbestos-related liabilities such as Congoleum, (xiii) increases in raw material prices, (xiv) increased competitive activity from companies in the flooring industry, some of which have greater resources and broader distribution channels than Congoleum, (xv) increases in the costs of environmental compliance and remediation or the exhaustion of insurance coverage for such expenses, (xvi) unfavorable developments in the national economy or in the housing industry in general, including developments arising from the war in Iraq, (xvii) shipment delays, depletion of inventory and increased production costs resulting from unforeseen disruptions of operations at any of Congoleum's facilities or distributors, (xviii) product warranty costs, (xix) changes in distributors of Congoleum's products, (xx) Congoleum's interests may not be the same as its controlling shareholder American Biltrite, Inc., (xxi) possible future sales by ABI could adversely affect the market for Congoleum's stock, and (xxii) the loss of any key executive would likely harm Congoleum's business. In any event, if Congoleum is not successful in obtaining sufficient creditor and court approval of its plan of reorganization, such failure would have a material adverse effect upon its business, results of operations and financial condition. Actual results could differ significantly as a result of these and other factors discussed in Congoleum's annual report on Form 10-K for the year ended December 31, 2004 and subsequent filings made by Congoleum with the Securities and Exchange Commission.